EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of CardioVascular BioTherapeutics, Inc. on Amendment No. 1 to Form S-1 of our report, dated August 18, 2004, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated August 18, 2004, relating to the financial statement schedules appearing elsewhere in this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

/S/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California

November 24, 2004